Corporate Resource Services Announces Rebranding of Operating Units

NEW YORK, N.Y. -- (Business Wire) – April 18, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it will be consolidating and re-branding its operating units under the Corporate Resource Services name.

CRS has operated under separate brands as the larger companies it has acquired over the past four years have been established as wholly-owned subsidiaries and have retained their legacy names.  Over the course of the next several months, CRS’ subsidiaries - TS Staffing Services, Diamond Staffing Services, AccountAbilities, Corporate Resource Development and Integrated Consulting Group - will be re-branded as Corporate Resource Services. In addition, the Insurance Overload Staffing subsidiary will begin providing insurance staffing services under Corporate Resource Services Insurance Overload Staffing.

“This allows us to brand our organization as one entity and consolidates our service offerings under one brand,” said Mark Levine, Chief Operating Officer of Corporate Resource Services.  “In addition, this initiative makes it clear to our customers the scale and breadth of the company they are utilizing for their staffing solutions.  By consolidating to the Corporate Resource Services brand, we are able to continue to build our organization and realize greater operational efficiencies that will enhance our market presence and increase our overall profitability.”

“As CRS continues to be acquisitive and build our business, we will utilize the Corporate Resource Services platform to integrate new companies into our organization,” said John Messina, President and CEO of CRS.  “This is an exciting time for Corporate Resource Services and positioning our organization as one entity will enhance our presence as a premier staffing provider in the marketplace.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380